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                               KIRKLAND & ELLIS
               PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                            200 East Randolph Drive
                            Chicago, Illinois 60601

To Call Writer Direct:           312 861-2000                         Facsimile:
312 861-2000                                                       312 861-2200

                                April 29, 1999

OnePoint Communications Corp.
2201 Waukegan Road
Bannockburn, Illinois 60015

    Re:    OnePoint Communications Corp.
           Registration Statement on Form S-4
           Registration No. 333-63787
           -------------------------

Ladies and Gentlemen:

  We are issuing this opinion letter in our capacity as special legal counsel to OnePoint Communications Corp., a Delaware corporation (the "Registrant") in connection with the proposed registration by the Registrant of up to $101,750,000 in aggregate principal amount of the Registrant's 14 1/2% Senior Notes due 2008, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-63787) originally filed with the Securities and Exchange Commission (the "Commission") on September 18, 1998, under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Notes are to be issued pursuant to the Indenture (the "Indenture"), dated as of May 21, 1998, between the Registrant and Harris Trust and Savings Bank, as Trustee, in exchange for and in replacement of the Registrant's outstanding 14 1/2% Senior Notes due 2008 (the "Old Notes"). We have been informed that $101,750,000 in aggregate principal amount of Old Notes was outstanding as of April 29, 1999.

  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation and By-Laws of the Registrant, (ii) minutes and records of the corporate proceedings of the Registrant with respect to the issuance of the Exchange Notes, (iii) the Registration Statement, and (iv) the Registration Rights Agreement, dated May 21, 1998, among the Registrant, OnePoint Communications Holdings, LLC, OnePoint Communications--Georgia, LLC, OnePoint Communications--Illinois, LLC, OnePoint Communications--Colorado, LLC and VIC-RMTS-DC, LLC, and Bear, Stearns & Co. and NationsBanc Montgomery Securities LLC.

  For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrant and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

  Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer,

London             Los Angeles             New York             Washington D.C.
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                               KIRKLAND & ELLIS

OnePoint Communications Corp.
April 29, 1999
Page 2
fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the laws of the State of New York and the federal laws of the United States of America.

  Based upon and subject to the assumptions, qualifications, exclusions and other limitations contained in this letter, we are of the opinion that when
(i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Old Notes, the Exchange Notes will be validly issued and binding obligations of the Registrant.

  We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

  This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

  This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                                          Sincerely,

                                                  /s/ Kirkland & Ellis
                                          _____________________________________
                                                    Kirkland & Ellis